EXHIBIT 99.2

HITTITE MICROWAVE CORPORATION

FORM OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

1. Restricted Stock Unit Award.  Hittite Microwave Corporation (the “Company”) has granted to [         ] (the “Grantee”), [                    ] (       ) restricted stock units (the “Restricted Stock Units” or the “Award”), pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”), each representing the right to acquire, for no additional consideration, one share of common stock, $0.01 par value (“Common Stock”), of the Company, subject to adjustment as set forth below and to the terms and conditions of this Agreement and the Plan.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2. Issuance of Shares.  Upon each vesting date, the Company will issue to the Grantee one share of Company Common Stock (each a “Vested Share”) for each vested Restricted Stock Unit; provided, however, that the number of shares the Grantee receives may be reduced by the number of shares sufficient to satisfy the minimum tax withholding obligations as set forth in Section 7 below.

3. Vesting. The Award will vest in three equal installments on the second, third and fourth anniversaries of the date of grant of the award (each a “Vesting Date”), provided that Grantee is employed by the Company on that date, with the number of shares that vest, if any, being determined as follows.

3.1  At the conclusion of each of (a) the two-year period beginning on the date of grant and ending on the first Vesting Date, (b) the three-year period beginning on the date of grant and ending on the second Vesting Date and (c)  the four-year period beginning on the date of grant and ending on the third Vesting Date, respectively  (each a “Measurement Period”), the total shareholder return (as defined below) (“TSR”) of the Company’s common stock over the Measurement Period will be calculated in the manner specified below and ranked by percentile in relation to the TSRs of a representative group of public semiconductor companies, consisting of the companies included in the Philadelphia Stock Exchange Semiconductor Sector index as of the Vesting Date, calculated in the same manner over the Measurement Period.

•                  If the Company’s TSR is below the 25th percentile of the Comparison Group, no shares will vest;

•                  If the Company’s TSR is at the 50th percentile of the Comparison Group, the number of shares as to which the Award will vest will be equal to [one third of the Award] shares (the “Target Award”);

•                  If the Company’s TSR is positive (the “Positive TSR Condition”) and is at or above the 75th percentile of the Comparison Group, a number of shares equal to 200% of the Target Award will vest;  provided, that  in no event will the aggregate number of shares that vest on any Vesting Date, when combined with the number of all previously vested shares, exceed that number of shares as have an aggregate market value on such Vesting Date, determined by reference to the closing price of the Company’s Common Stock on the Vesting Date, as reported by Nasdaq, equal to $[3x the fair value of the shares constituting the Award on the date of grant] (the “Share Cap”);

•                  If the Company’s TSR is between the 25th percentile and the 50th percentile, the number of shares that will vest will be determined by linear interpolation, consistent with the following illustration:

Company TSR at the stated percentile	Percentage of Target Award Issued
At or below 25th	0%
30th	20%
35th	40%
40th	60%
45th	80%
50th	100%

•                  If the Company’s TSR is above the 50th percentile, the number of shares that vest will be determined by linear interpolation, consistent with the following illustration, and subject to the limitations that (a) no shares in excess of the Target Award shall vest if the Positive TSR Condition is not met, and (b) in no event will the number of shares that vest exceed the Share Cap:

Company TSR at the stated percentile	Percentage of Target Award Issued
50th	100%
55th	120%
60th	140%
65th	160%
70th	180%
75th or above	200%

3.2  The “total shareholder return,” or TSR, for the Company and for any other company included in the Comparison Group shall be a percentage determined by dividing (a) the sum of (i) the net change in the price per share of its common stock during the Measurement Period, adjusting appropriately for any stock dividend or split, reverse stock split, recapitalization or other similar event affecting such common stock,  plus (ii) dividends per share paid on its common stock (based on the ex-dividend date) during the Measurement Period, by (b) the price per share of its common stock at the commencement of the Measurement Period.

3.3  The price per share to be used in computing the TSR for the Company and for any other company included in the Comparison Group shall be determined as follows:

•                  the starting point shall be the average of the closing prices of the common stock of such company, as reported on the principal exchange on which it is listed, on the 30 trading days immediately preceding the first day of the Measurement Period; and

•                  the end point shall be the average of the closing prices of the common stock of such company, as reported on the principal exchange on which it is listed, over the last 30 trading days of the Measurement Period.

4. Forfeiture of Award; Transfer of Award

4.1 Forfeiture.  Except as set forth in Section 4.2 below, if for any reason the Grantee ceases to be employed by the Company (including, without limitation, by reason of the Grantee’s voluntary resignation or the Company’s dismissal of the Grantee for any reason, with or without cause) then this Agreement shall terminate and any Restricted Stock Units that have not vested shall be forfeited to the Company without payment of any consideration by the Company.

4.2 Normal Retirement, Death or Disability.  In the event that the termination of employment of the Grantee shall be by reason of the death, Disability or normal retirement of the Grantee, then the vesting of the Shares shall continue and the number of Shares, if any, that vest on each subsequent Vesting Date shall be determined in the manner set forth in Section 3 above.  For purposes of this paragraph, (a) “Disability” means disability as set forth in Section 22(e)(3) of the Internal Revenue Code and (b) retirement at the following age or greater shall constitute such normal retirement: age 65, less one year for each 10 years of service as a full-time employee of the Company or any subsidiary of the Company, with full-time employment being defined as working at least 32 hours per week; provided that at the time of such retirement (i) the Grantee shall have accumulated at least 10 years of service to the Company as a full-time employee or non-employee director, and (ii) at least one year shall have elapsed since the grant date of this Award. The Committee shall have sole authority and discretion to determine whether the Grantee’s employment has been terminated by reason of Disability or normal retirement.

4.3 Nontransferability of  Shares.  No Restricted Stock Units may be transferred,

assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or otherwise disposed of prior to their becoming Vested Shares. Notwithstanding the foregoing, the Grantee may transfer Restricted Stock Units by will or intestacy, either during his or her lifetime or on death, to one or more members of his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such Shares subject to the provisions hereof (including, without limitation, the Company’s right of forfeiture with respect to any Restricted Stock Units so transferred that had not vested at the time of Grantee’s death), and there shall be no further transfer except in accordance with the provisions hereof.  For the purposes of this paragraph, “immediate family” shall mean spouse, lineal descendent, father, mother, brother or sister of the transferor.

5. No Special Employment Rights.  Nothing contained in the Plan or this Agreement shall confer upon the Grantee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the Grantee’s compensation.

6. Rights as a Shareholder.  The Grantee shall have the rights of a shareholder with respect to all Vested Shares (including, without limitation, any rights to vote and to receive dividends or non-cash distributions with respect to such shares). Prior to the vesting of any Restricted Stock Unit, the Grantee will have no rights to vote, to receive dividends or non-cash distributions, or any other right of a holder of outstanding Company Common Stock with respect to the unvested Restricted Stock Units.

7. Tax Treatment; Withholding.

•                                          (a)  Grantee acknowledges that the Company has recommended that the Grantee consult a qualified tax advisor regarding the tax consequences to Grantee of the receipt and vesting of any Restricted Stock Unit.

•                                          (b)  Grantee shall, no later than the date as of which the value of any Vested Share first becomes includable in the gross income of the Grantee for United States federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any United States federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income.  The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

•                                          (c)  Grantee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from the Vested Shares a number of shares with an aggregate Fair Market Value (as defined in the Plan, and determined of the date the withholding is effected) not greater than that which would satisfy the minimum statutory withholding amount due with respect to such Award, or (ii) delivering to the Company a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

8. Miscellaneous.

By accepting this Award, Grantee agrees that, if so requested by the Company or by the underwriters managing any underwritten offering of the Company’s securities, the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not exceeding 180 days or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the Grantee will enter into an agreement with such underwriters consistent with the foregoing.

8.1 Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Grantee.

8.2 All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

8.3 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

8.4 This Agreement is and shall be subject in every respect to the provisions of the Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof.

8.5 This Agreement  is executed in two (2) counterpart originals, one (1) to be retained by the Grantee and one (1) to be retained by the Company.

Date of Grant:

HITTITE MICROWAVE CORPORATION

By:
Title:

GRANTEE’S ACCEPTANCE

•                                          The undersigned hereby accepts the grant of the Performance-Based Restricted Stock Unit Award described in this Agreement and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Stock Incentive Plan.

GRANTEE

Name:

Address:

Social Security Number: